Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-248420, 333-234216, 333-59277, 333-117431, 333-135400, 333-152635, 333-189955, and 333-220091 on Form S-8 and Registration Statement No. 333-268202 on Form S-3 of Heritage Commerce Corp of our report dated March 8, 2023 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Crowe LLP

Oak Brook, Illinois

March 8, 2023